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                                                                    Exhibit 23.6

We hereby consent to the use in the Registration Statement of Consolidated Edison Inc. on Form S-4 and in the Proxy Statement/Prospectus of Consolidated Edison Inc. and Northeast Utilities, which is part of the Registration Statement, of our opinion dated the date of the Proxy Statement/Prospectus appearing as Annex C to such Proxy Statement/Prospectus, to the description therein of such opinion and the opinion dated October 12, 1999 and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                             MORGAN STANLEY & CO.
                                             INCORPORATED


                                             By:  /S/ DANIEL B. MORE
                                                  ------------------
                                                  Daniel B. More
                                                  Managing Director

New York, New York
February 29, 2000